UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

☐ ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events

Tile Shop Holdings, Inc. (the “Company”) is providing an update regarding its delisting from The Nasdaq Stock Market LLC (“Nasdaq”) and proposed deregistration with the Securities and Exchange Commission (the “SEC”).

On November 1, 2019, the Company filed a Form 25 with the SEC to delist its common stock from Nasdaq and deregister its common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company has been informed by Nasdaq that the last trading day of the Company’s common stock on the Nasdaq market is expected to be November 8, 2019.  The Company expects that its common stock will be quoted on the Pink tier of the OTC Markets, subject to the continued commitment of market makers to making a market in the Company’s stock.

The Company previously announced that it intended to file a Form 15 with the SEC on or about November 12, 2019, at which time the Company’s obligations to file periodic reports under the Exchange Act, including annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, respectively, would be suspended, and all requirements associated with being an Exchange Act-registered company, including the requirement to file current and periodic reports, would terminate 90 days thereafter.  Due to the litigation described below, the Company will not file the Form 15 as scheduled.

On November 5, 2019, a class action and derivative lawsuit was filed in the Court of Chancery of the State of Delaware against the Company and its directors by a plaintiff’s law firm with K-Bar Holdings LLC listed as plaintiff.  The complaint was filed again by the same law firm on November 7, 2019 with Wynnefield Capital, Inc. as the plaintiff.  The complaint alleges breaches of fiduciary duty in connection with the Company’s decision to delist from Nasdaq and deregister its common stock under the Exchange Act and directors’ purchases of common stock.  The complaint includes derivative claims and seeks injunctive relief to prevent the Company from deregistering its common stock, injunctive relief to prevent additional stock purchases, and unspecified damages.  A temporary restraining order (the “TRO”) was entered on November 8, 2019 that prohibits the Company from filing a Form 15 to complete the proposed deregistration and additional stock purchases by directors.  The Company expects that a full preliminary injunction hearing will be held within 30 days to determine if the prohibitions set forth in the TRO will be continued.

The Company believes that the complaint contains numerous false and misleading statements that create a narrative regarding the Company’s delisting and proposed deregistration that is untrue.  The Company believes that the complaint is without merit and intends to contest the litigation vigorously.

The delay in filing the Form 15 will require the Company to continue to file periodic reports with the SEC and comply with SEC regulations but will have no impact on the termination of trading of the Company’s common stock on Nasdaq.  If the TRO expires or is lifted, the Company will be required to reassess if it is eligible to file the Form 15 at that time.

The Company continues to believe that the delisting and proposed deregistration are in the best interests of the Company and its shareholders.  The Company believes that it is unfortunate that the ability of the Company to achieve the expected cost savings from the deregistration has been impeded by the litigation.

The Company does not expect the litigation to have any impact on the day-to-day operation of the Company’s business and its retail stores.  The Company remains fully open for business.

Forward Looking Statements

This report includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan, including the intention to delist from Nasdaq and deregister the Company’s common stock, and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the SEC by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.
By /s/ Nancy DiMattia
Date: November 12, 2019	Name: Nancy DiMattia
Title: Chief Financial Officer